The Advisory Agreement is incorporated by reference to Pre-Effective Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (Acc. Number 0001387131-17-002477 ) filed with the Securities and Exchange Commission on May 5, 2017. The Amendment to Appendix A of the investment advisory agreement is below.

APPENDIX A
AMENDMENT No. 1
INVESTMENT ADVISORY AGREEMENT

GraniteShares Bloomberg Commodity Broad Strategy No K-1 ETF -
0.25% per annum

GraniteShares S&P GSCI Commodity Broad Strategy No K-1 ETF -
0.35% per annum

GraniteShares HIPS US High Income ETF - 0.70% per annum